Exhibit 99.1

CONTACT:	Kent Griffin
Chief Financial Officer
(858) 485-9840
BIOMED REALTY TRUST REPORTS
THIRD QUARTER 2008 FINANCIAL RESULTS
SAN DIEGO, Calif. — October 29, 2008 — BioMed Realty Trust, Inc. (NYSE: BMR), a real estate investment trust focused on providing real estate to the life science industry, today announced financial results for the third quarter ended September 30, 2008.
Highlights:
•	Quarterly total revenues increased 24.6% to $80.8 million from $64.8 million in the third quarter 2007

•	Completed delivery of the 84,000 square foot build-to-suit laboratory and office facility at our Towne Centre Drive campus in San Diego to our tenant, Illumina, Inc.

•	Continued delivery of space to Beth Israel Deaconess Medical Center, Inc. at the Center for Life Science | Boston, bringing total occupancy at the building to nearly 80% at the end of the quarter

•	Executed leasing transactions during the quarter representing nearly 200,000 square feet:
o	Six new leases totaling approximately 52,000 square feet, including an approximately 28,000 square foot lease with Nteryx, Inc. at our Ardenwood Boulevard property in the Fremont/Newark submarket of the San Francisco Bay Area

o	Seven leases amended to extend their terms totaling approximately 147,000 square feet, including a 15-year extension on approximately 91,000 square feet leased to Regeneron Pharmaceuticals, Inc., expanding Regeneron’s long-term commitment at our Landmark at Eastview property in New York to over 348,000 square feet
•	Funds from operations (FFO) for the quarter increased 15.5% from the third quarter 2007 to $35.6 million, or $0.48 per diluted share
“Our continued successes on the operating front, combined with our conservative approach to our capital structure, have enabled us to maintain our focus throughout these extremely turbulent, challenging times, and position us well to take advantage of the opportunities we see in our business. We remain confident in the fundamental long-term demand drivers for

BioMed Realty Trust, Inc.

the life science industry, and in turn for life science real estate,” commented Alan D. Gold, President and Chief Executive Officer of BioMed Realty Trust.
Third Quarter 2008 Financial Results
Rental revenues for the quarter were $59.4 million, representing a 20.2% increase versus the third quarter of 2007. Same property net operating income increased 7.3% on a cash basis for the third quarter of 2008 compared to the third quarter of 2007.
Total revenues for the quarter were $80.8 million, compared to $64.8 million in the third quarter of 2007. Net income available to common stockholders for the quarter was $13.0 million, or $0.18 per diluted share, compared to $12.2 million, or $0.19 per diluted share, in the third quarter of 2007.
FFO during the quarter was $35.6 million, representing a 15.5% increase versus the third quarter of 2007. FFO per diluted share was $0.48 for the third quarter of 2008 versus $0.45 in the third quarter of 2007.
FFO is a supplemental non-GAAP financial measure used in the real estate industry to measure and compare the operating performance of real estate companies. A complete reconciliation containing adjustments from GAAP net income available to common stockholders to FFO and a definition of FFO are included at the end of this release.
Financing Activity
As of September 30, 2008, the company’s consolidated debt included fixed-rate mortgage indebtedness with an aggregate outstanding principal amount of $354.8 million, including $9.3 million of debt premium, and a weighted-average effective interest rate of 5.5% at quarter-end; the company’s $250 million secured term loan, with a weighted-average effective interest rate of 4.1% at quarter-end; $175 million aggregate principal amount of 4.50% exchangeable senior notes due 2026; $266.7 million in outstanding borrowings under the company’s $600 million unsecured revolving line of credit, with a weighted-average effective interest rate of 3.8% at quarter-end; and $501.0 million in outstanding borrowings under the company’s acquisition and construction loan secured by the Center for Life Science | Boston property, with a weighted-average effective interest rate of 4.4% at quarter-end. The company’s debt to total capitalization ratio was 41.0% at September 30, 2008.
After the quarter ended, on October 6, 2008, the company completed the sale of 8,625,000 shares of common stock, raising net proceeds of approximately $212.4 million after deducting

BioMed Realty Trust, Inc.

underwriter discounts and commissions and estimated expenses. The net proceeds were utilized to repay a portion of the outstanding borrowings on our $600 million unsecured line of credit and for other general corporate and working capital purposes.
“We have maintained our consistently conservative approach to managing our balance sheet and we were pleased to be able to further fortify our balance sheet through our October 2008 common stock offering. We appreciate the consistent support we have received from our shareholders and lenders,” commented Kent Griffin, Chief Financial Officer of BioMed Realty Trust.
Portfolio Update
As of September 30, 2008, BioMed Realty Trust owned or had interests in 112 buildings, located predominantly in the major U.S. life science markets of Boston, San Diego, San Francisco, Seattle, Maryland, Pennsylvania and New York/New Jersey. The company’s portfolio was comprised of the following, with its operating portfolio 89.0% leased to 115 tenants, as of September 30, 2008:

Rentable
Square Feet
Operating portfolio	7,304,971
Repositioning and redevelopment properties	1,676,651
Construction in progress	1,437,000

Total portfolio	10,418,622

Land parcels	1,367,000

Total proforma portfolio	11,785,622

Following the end of the quarter, on October 3, 2008, a portion of the parking spaces at the garage located on the company’s Center for Life Science | Boston property were sold for approximately $29.0 million pursuant to an agreement assumed by the company in connection with its acquisition of the property in November 2006.
On October 14, 2008, the company acquired the minority interest in the entity that owns the 530 Fairview Avenue property in Seattle for approximately $2.6 million; as a result, the company owns 100% of the property.
Quarterly Distributions
BioMed Realty Trust’s board of directors previously declared a third quarter 2008 dividend of $0.335 per share of common stock, and a dividend of $0.46094 per share of the company’s 7.375% Series A Cumulative Redeemable Preferred Stock for the period from July 16, 2008 through October 15, 2008.

BioMed Realty Trust, Inc.

Earnings Guidance
Having reported results for the first nine months of 2008, the company has narrowed its 2008 earnings guidance. The company has also adjusted its earnings guidance to reflect the impact of the October 2008 common stock offering. The company’s revised 2008 guidance for net income per diluted share and FFO per diluted share is set forth and reconciled below.

2008
(Low - High)
Projected net income per diluted share available to common stockholders	$0.71 - 0.74
Add:
Minority interest in operating partnership	$0.03
Real estate depreciation and amortization	$1.10
Projected FFO per diluted share	$1.84 - $1.87
The company’s initial 2009 guidance for net income per diluted share and FFO per diluted share is set forth and reconciled below.

2009
(Low - High)
Projected net income per diluted share available to common stockholders	$0.54 - 0.74
Add:
Minority interest	$0.02
Real estate depreciation and amortization	$1.04
Projected FFO per diluted share	$1.60 -$1.80
Consistent with the 2008 guidance, the company’s 2009 guidance does not include the impact of future acquisition activities. In addition, the company’s 2009 guidance includes the estimated impact of the change in accounting for its exchangeable senior notes, the company’s October 2008 common stock offering and higher anticipated financing costs.
The foregoing estimates are forward-looking and reflect management’s view of current and future market conditions, including certain assumptions with respect to leasing activity, rental rates, occupancy levels, financing transactions, interest rates, and the amount and timing of development and redevelopment activities. The company’s actual results may differ materially from these estimates.
Supplemental Information
Supplemental operating and financial data are available in the Investor Relations section of the company’s web site at www.biomedrealty.com.

BioMed Realty Trust, Inc.

Teleconference and Web Cast
BioMed Realty Trust will conduct a conference call and audio web cast at 10:00 a.m. Pacific Time (1:00 p.m. Eastern Time) on Thursday, October 30, 2008 to discuss the company’s financial results and operations for the quarter. The call will be open to all interested investors either through a live audio web cast at the Investor Relations section of the company’s web site at www.biomedrealty.com and www.earnings.com, or live by calling (866) 314-5050 (domestic) or (617) 213-8051 (international) with call ID number 52610625. The call will be archived for 30 days on both web sites. A telephone playback of the conference call will also be available from 2:00 p.m. Pacific Time on Thursday, October 30, 2008 through midnight Pacific Time on Tuesday, November 4, 2008 by calling (888) 286-8010 (domestic) or (617) 801-6888 (international) and using access code 61247789.
About BioMed Realty Trust
BioMed Realty Trust, Inc. is a real estate investment trust (REIT) focused on Providing Real Estate to the Life Science Industry®. The company’s tenants primarily include biotechnology and pharmaceutical companies, scientific research institutions, government agencies and other entities involved in the life science industry. BioMed Realty Trust owns or has interests in 69 properties, representing 112 buildings with approximately 10.4 million rentable square feet, including approximately 1.4 million square feet of development in progress. The company also owns undeveloped land parcels adjacent to existing properties that it estimates can support up to 1.4 million rentable square feet. The company’s properties are located predominantly in the major U.S. life science markets of Boston, San Diego, San Francisco, Seattle, Maryland, Pennsylvania and New York/New Jersey, which have well-established reputations as centers for scientific research. Additional information is available at www.biomedrealty.com.
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, without limitation: general risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases, dependence on tenants’ financial condition, and competition from other developers, owners and operators of real estate); adverse economic or real estate developments in the life science industry or the company’s target markets; risks associated with the availability and terms of financing and the use of debt to fund acquisitions and developments; failure to manage effectively the company’s growth and expansion into new markets, or to complete or integrate acquisitions and developments successfully; risks and uncertainties affecting property development and construction; risks associated with downturns in the national and local economies, increases in interest rates, and volatility in the securities markets; potential liability for uninsured losses and environmental contamination; risks associated with the company’s potential failure to qualify as a REIT under the Internal Revenue Code of 1986, as amended, and possible adverse changes in tax and environmental laws; and risks associated with the company’s dependence on key personnel whose continued service is not guaranteed. For a further list and description of such risks and uncertainties, see the reports filed by the company with the Securities and Exchange

BioMed Realty Trust, Inc.

Commission, including the company’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q. The company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
# # #
(Financial Tables Follow)

BioMed Realty Trust, Inc.

BIOMED REALTY TRUST, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30, 2008	December 31, 2007
	(Unaudited)
ASSETS
Investments in real estate, net	$2,915,675	$2,805,983
Investments in unconsolidated partnerships	20,296	22,588
Cash and cash equivalents	23,451	13,479
Restricted cash	8,291	8,867
Accounts receivable, net	7,284	4,457
Accrued straight-line rents, net	52,721	36,415
Acquired above-market leases, net	4,661	5,745
Deferred leasing costs, net	107,145	116,491
Deferred loan costs, net	12,057	15,567
Other assets	70,837	27,676

Total assets	$3,222,418	$3,057,268

LIABILITIES AND STOCKHOLDERS’ EQUITY
Mortgage notes payable, net	$354,828	$379,680
Secured construction loan	500,998	425,160
Secured term loan	250,000	250,000
Exchangeable senior notes	175,000	175,000
Unsecured line of credit	266,660	270,947
Security deposits	7,469	7,090
Dividends and distributions payable	29,441	25,596
Accounts payable, accrued expenses, and other liabilities	106,553	95,871
Acquired below-market leases, net	19,212	23,708

Total liabilities	1,710,161	1,653,052
Minority interests	14,968	17,280
Stockholders’ equity:
Preferred stock	222,413	222,413
Common stock	717	656
Additional paid-in capital	1,432,350	1,277,770
Accumulated other comprehensive loss	(35,657)	(21,762)
Dividends in excess of earnings	(122,534)	(92,141)

Total stockholders’ equity	1,497,289	1,386,936

Total liabilities and stockholders’ equity	$3,222,418	$3,057,268

BioMed Realty Trust, Inc.

BIOMED REALTY TRUST, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share and per share data)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2008	2007	2008	2007
	(Unaudited)		(Unaudited)
Revenues:
Rental	$59,381	$49,382	$163,946	$146,351
Tenant recoveries	20,911	15,084	53,297	47,264
Other income	519	366	1,697	8,445

Total revenues	80,811	64,832	218,940	202,060

Expenses:
Rental operations	17,027	12,789	44,345	38,784
Real estate taxes	6,763	5,079	16,948	16,538
Depreciation and amortization	21,506	17,665	58,525	54,556
General and administrative	4,589	5,283	16,428	15,990

Total expenses	49,885	40,816	136,246	125,868

Income from operations	30,926	24,016	82,694	76,192
Equity in net loss of unconsolidated partnerships	(208)	(261)	(338)	(694)
Interest income	110	239	370	809
Interest expense	(13,035)	(7,043)	(28,600)	(21,013)

Income from continuing operations before minority interests	17,793	16,951	54,126	55,294
Minority interests in continuing operations of consolidated partnerships	(11)	51	(4)	(61)
Minority interests in continuing operations of operating partnership	(559)	(545)	(1,767)	(1,821)

Income from continuing operations	17,223	16,457	52,355	53,412
Income from discontinued operations before (loss)/gain on sale of assets and minority interests	—	—	—	639
(Loss)/gain on sale of real estate assets	—	(1)	—	1,087
Minority interests attributable to discontinued operations	—	—	—	(74)

(Loss)/income from discontinued operations	—	(1)	—	1,652

Net income	17,223	16,456	52,355	55,064
Preferred stock dividends	(4,241)	(4,241)	(12,722)	(12,628)

Net income available to common stockholders	$12,982	$12,215	$39,633	$42,436

Income from continuing operations per share available to common stockholders:
Basic and diluted earnings per share	$0.18	$0.19	$0.57	$0.62

Net income per share available to common stockholders:
Basic and diluted earnings per share	$0.18	$0.19	$0.57	$0.65

Weighted-average common shares outstanding:
Basic	71,513,333	65,308,702	68,995,015	65,300,802

Diluted	74,714,841	68,274,908	72,120,329	68,262,086

BioMed Realty Trust, Inc.

BIOMED REALTY TRUST, INC.
FUNDS FROM OPERATIONS
(In thousands, except share and per share data)
     The following table provides the calculation of our FFO and a reconciliation to net income available to common stockholders (in thousands, except per share amounts):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
	(Unaudited)		(Unaudited)
Net income available to common stockholders	$12,982	$12,215	$39,633	$42,436
Adjustments:
Minority interests in operating partnership	559	545	1,767	1,895
Loss/(gain) on sale of real estate assets	—	1	—	(1,087)
Depreciation and amortization — unconsolidated partnerships	524	366	1,425	745
Depreciation and amortization — consolidated entities-discontinued operations	—	—	—	228
Depreciation and amortization — consolidated entities-continuing operations	21,506	17,665	58,525	54,556
Depreciation and amortization — allocable to minority interest of consolidated joint ventures	(8)	—	(25)	—

Funds from operations available to common shares and partnership and LTIP units	$35,563	$30,792	$101,325	$98,773

Funds from operations per share — diluted	$0.48	$0.45	$1.40	$1.45

Weighted-average common shares outstanding — diluted	74,714,841	68,274,908	72,120,329	68,262,086

We present funds from operations, or FFO, available to common shares and partnership and LTIP units because we consider it an important supplemental measure of our operating performance and believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income. We compute FFO in accordance with standards established by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, in its March 1995 White Paper (as amended in November 1999 and April 2002). As defined by NAREIT, FFO represents net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus real estate related depreciation and amortization (excluding amortization of loan origination costs) and after adjustments for unconsolidated partnerships and joint ventures. Our computation may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. FFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions.